CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      -----------------------------------------




               As independent public accountants, we hereby consent to the incorporation by reference in Ampal-American Israel Corporation's amendment No. 2 to the registration statement on Form S-2 (File No. 33-51023) of our reports dated March 18, 1993, included in Ampal-American Israel Corporation's FORM 10-K for the year ended December 31, 1992 and to all references to our Firm included in this registration statement.


                                                    ARTHUR ANDERSEN & CO.


New York, New York
January 21, 1994